UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2022

THE CHEFS’ WAREHOUSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road,

Ridgefield, Connecticut 06877

(Address of Principal Executive Offices, and Zip Code)

(203) 894-1345

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CHEF	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Convertible Notes

On December 13, 2022, in connection with a previously announced offering, The Chefs’ Warehouse, Inc. (the “Company”) issued $287.5 million aggregate principal amount of 2.375% Convertible Senior Notes due 2028 (the “Convertible Notes”), which amount includes $37.5 million aggregate principal amount of Convertible Notes issued pursuant to the initial purchasers’ exercise in full of their option to purchase additional Convertible Notes in connection with the offering. The Convertible Notes were issued pursuant to an Indenture, dated as of December 13, 2022 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The sale of the Convertible Notes generated net proceeds of approximately $279.7 million, after deducting the initial purchasers’ discounts and commissions and other estimated offering expenses payable by the Company.

The Company used approximately $159.8 million of the net proceeds from the offering of the Convertible Notes to pay the cash portion of the consideration in the Exchange Transactions (as defined below) and intends to use the remainder for general corporate purposes.

The Convertible Notes will bear interest at a rate of 2.375% per year and will pay interest semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2023. The Convertible Notes will mature on December 15, 2028, unless earlier converted, redeemed or repurchased in accordance with their terms.

The conversion rate for the Convertible Notes is 22.5912 shares of the Company’s common stock per $1,000 principal amount of the Convertible Notes (which is equivalent to a conversion price of approximately $44.27 per share of the Company’s common stock, representing a premium of approximately 30% over the last reported sale price of the Company’s common stock on December 8, 2022 of $34.05 per share), subject to adjustment. Before September 15, 2028, holders of the Convertible Notes will have the right to convert their Convertible Notes only upon the occurrence of certain events. From and after September 15, 2028, holders of the Convertible Notes may convert their Convertible Notes at any time at their election until the close of business on the scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at the Company’s election.

The Convertible Notes will be redeemable, in whole or in part (subject to certain limitations described in the Indenture), at the Company’s option at any time, and from time to time, on or after December 15, 2025 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date it sends such notice. In addition, calling any Convertible Note for redemption will constitute a make-whole fundamental change with respect to that Convertible Note, in which case the conversion rate applicable to the conversion of that Convertible Note will be increased in certain circumstances if it is converted after it is called for redemption.

In addition, if the Company undergoes a fundamental change, as described in the Indenture, holders of the Convertible Notes may require the Company to repurchase for cash all or part of their Convertible Notes at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the required repurchase date. Additionally, the Convertible Notes are subject to customary events of default. No sinking fund is provided for the Convertible Notes.

The Company offered and sold the Convertible Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the initial purchasers to qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in connection with the sale of the Convertible Notes.

The foregoing description of the Indenture and the Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (including the form of 2.375% Convertible Senior Note due 2028 included therein), filed as an exhibit hereto and incorporated by reference herein.

The Convertible Notes and the shares of the Company’s common stock, if any, issuable upon conversion thereof or issued in the Exchange Transactions have not been and will not be registered under the Securities Act, or any applicable state securities laws. The Convertible Notes and the shares of the Company’s common stock, if any, issuable upon conversion thereof or issued in the Exchange Transactions may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Exchange Transactions

Concurrently with the issuance of the Convertible Notes, the Company entered into in separate, privately negotiated transactions (the “Exchange Transactions”) with a limited number of holders of its 1.875% Convertible Senior Notes due 2024 (the “Existing Convertible Notes”) to exchange or repurchase approximately $158.4 million principal amount of Existing Convertible Notes for aggregate consideration consisting of approximately $159.8 million in cash, which includes accrued interest on the Existing Convertible Notes, and approximately 324,066 shares of the Company’s common stock. The Exchange Transactions were expected to be consummated on December 13, 2022.

The issuance and sale of the Company’s common stock pursuant to the Exchange Transactions was made in transactions exempt from registration pursuant to Section 3(a)(9) and/or Section 4(a)(2) under the Securities Act.

This Current Report on Form 8-K is not an offer to sell any securities of the Company and is not soliciting an offer to buy such securities in any state where such offer and sale is not permitted.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02 - Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference. Initially, a maximum of 8,443,443 shares of the Company’s common stock may be issued upon conversion of the Convertible Notes, based on the initial maximum conversion rate of 29.3685 shares of common stock per $1,000 principal amount of Convertible Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01	Other Events.

On December 9, 2022, the Company issued a press release announcing the pricing of the Convertible Notes. The full text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of December 13, 2022, between The Chefs’ Warehouse, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee

4.2	Form of 2.375% Convertible Senior Note due 2024 (included as an exhibit to Exhibit 4.1)

99.1	Pricing Press Release of The Chefs’ Warehouse, Inc. dated December 9, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer

Date: December 13, 2022